400 Centre Street, Newton, MA 02458-2076	tel: (617) 796-8350 fax: (617) 796-8349

FOR IMMEDIATE RELEASE	Contact:
Timothy Bonang
Manager of Investor Relations
(617) 796-8350
www.snhreit.com

SNH Announces Results for the Periods Ended December 31, 2005

Newton, MA (February 7, 2006): Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and year ended December 31, 2005.

Results for the quarter ended December 31, 2005:

Income from continuing operations was $10.5 million, or $0.15 per share, for the quarter ended December 31, 2005, compared to $16.5 million, or $0.26 per share for the quarter ended December 31, 2004. Income from continuing operations for the quarter ended December 31, 2005, included an impairment loss of $1.8 million, or $0.03 per share, related to a nursing home property that is being closed and will be offered for sale. It also included a loss on early extinguishment of debt of $5.2 million, or $0.07 per share, related to the redemption of a portion of SNH’s 7 7/8% senior notes. In addition, income from continuing operations for the quarter ended December 31, 2005, included $600,000 of legal costs related to SNH’s litigation with HealthSouth Corporation, compared to $200,000 for the quarter ended December 31, 2004.

Net income for the quarter ended December 31, 2005, was $15.7 million, or $0.23 per share, compared to net income of $16.5 million, or $0.26 per share, for the quarter ended December 31, 2004. In addition to the impairment loss, loss on early extinguishment of debt and HealthSouth litigation costs described above, net income for the quarter ended December 31, 2005 included a gain on sale of properties of $5.2 million, or $0.08 per share, related to two properties that were sold during the fourth quarter.

Funds from operations (FFO) for the quarter ended December 31, 2005, were $22.2 million, or $0.32 per share. This compares to FFO for the quarter ended December 31, 2004, of $24.4 million, or $0.38 per share. FFO for the quarter ended December 31, 2005, includes the HealthSouth litigation costs described above and a $4.1 million, or $0.06 per share, loss for the cash premium paid for the senior note redemption described above.

The weighted average number of common shares outstanding totaled 69.4 million and 64.3 million for the quarters ended December 31, 2005 and 2004, respectively.

Results for the year ended December 31, 2005:

Income from continuing operations was $52.8 million, or $0.77 per share, for the year ended December 31, 2005, compared to $55.5 million, or $0.88 per share, for the year ended December 31, 2004. Net income was $58.7 million, or $0.85 per share, for the year ended December 31, 2005, compared to $56.7 million, or $0.89 per share, for the same period last year. Income from continuing operations and net income for the year ended December 31, 2005 each included the impairment loss and loss on early extinguishment of debt described above. The full year results include HealthSouth litigation costs of $1.85 million and $285,000 for the years ended December 31, 2005 and 2004, respectively. Net income for the year ended December 31, 2005 included a gain on sale of properties of $5.9 million, or $0.09 per share.

A Maryland Real Estate Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

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FFO for the year ended December 31, 2005 were $99.3 million, or $1.44 per share. This compares to FFO for the year ended December 31, 2004 of $94.8 million, or $1.50 per share. FFO for the year ended December 31, 2005 includes the HealthSouth litigation costs and the $4.1 million, or $0.06 per share, loss on early extinguishment of debt described above.

The weighted average number of common shares outstanding totaled 68.8 million and 63.4 million for the years ended December 31, 2005 and 2004, respectively.

Conference Call:

On Tuesday, February 7, 2006, at 1:00 p.m. EST, David J. Hegarty, president and chief operating officer, and John R. Hoadley, treasurer and chief financial officer, will host a conference call to discuss the results for the fourth quarter and year ended December 31, 2005. The conference call telephone number is (800) 818-5264. Participants calling from outside the United States and Canada should dial (913) 981-4910. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through February 13, 2006. To hear the replay, dial (719) 457-0820. The replay pass code is 6698674.

A live audio web cast of the conference call will also be available in listen only mode on the SNH web site. Participants wanting to access the webcast should visit the web site about five minutes before the call. The archived webcast will be available for replay on the SNH web site for about one week after the call.

Supplemental Data:

A copy of SNH’s Fourth Quarter 2005 Supplemental Operating and Financial Data is available for download from the SNH web site, www.snhreit.com.

Senior Housing Properties Trust is a real estate investment trust, or REIT, that owns 188 senior living properties located in 32 states. SNH is headquartered in Newton, Massachusetts.

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Senior Housing Properties Trust

Financial Information

(in thousands, except per share data)

Income Statement:

	Quarter Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Revenues:
Rental income(1)	$43,776	$40,286	$161,265	$145,731
Interest and other income(2)	335	444	1,922	2,792

Total revenues	44,111	40,730	163,187	148,523

Expenses:
Interest	12,048	10,926	46,633	41,836
Depreciation	11,266	10,286	43,694	39,301
General and administrative(3)	3,356	3,005	13,117	11,863
Impairment of assets	1,762	-	1,762	-
Loss on early extinguishment of debt(4)	5,207	-	5,207	-

Total expenses	33,639	24,217	110,413	93,000

Income from continuing operations	10,472	16,513	52,774	55,523
Gain on sale of properties	5,214	-	5,931	1,219

Net income	$15,686	$16,513	$58,705	$56,742

Weighted average shares outstanding	69,445	64,311	68,757	63,406

Per share data:
Income from continuing operations	$0.15	$0.26	$0.77	$0.88

Net income	$0.23	$0.26	$0.85	$0.89

Balance Sheet:

	At December 31, 2005	At December 31, 2004

Assets
Real estate properties	$1,686,169	$1,600,952
Less accumulated depreciation	239,031	199,232

	1,447,138	1,401,720
Cash and cash equivalents	14,642	3,409
Restricted cash	2,529	6,176
Deferred financing fees, net	9,968	9,367
Other assets	25,371	27,058

Total assets	$1,499,648	$1,447,730

Liabilities and Shareholders’ Equity
Unsecured revolving bank credit facility	$64,000	$37,000
Senior unsecured notes, net of discount	394,018	393,775
Junior subordinated debentures due 2041	28,241	28,241
Secured debt and capital leases	70,141	76,162

Total debt	556,400	535,178
Other liabilities	25,271	21,885

Total liabilities	581,671	557,063
Shareholders’ equity	917,977	890,667

Total liabilities and shareholders’ equity	$1,499,648	$1,447,730

(1)

Rental income for the quarter and year ended December 31, 2005, includes $2.2 million and $8.7 million, respectively, of income from two hospitals operated by HealthSouth Corporation, or HealthSouth. Effective January 2, 2002, we entered an amended lease with HealthSouth for two hospitals. In April 2003, we commenced a lawsuit against HealthSouth seeking, among other matters, to reform the amended lease, based upon HealthSouth’s fraud, by increasing the rent payable to us from January 2, 2002 until the termination or expiration of the amended lease. This litigation is pending at this time. On October 26, 2004, we terminated the amended lease for default because HealthSouth failed to deliver to us accurate and timely financial information as required by the amended lease. On November 2, 2004, HealthSouth brought a second

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lawsuit against us seeking to prevent our termination of the amended lease. On September 25, 2005, the court ruled that our termination was proper. On January 18, 2006, the court ordered HealthSouth to cooperate with us in licensing a new tenant and pay us the net patient revenues, after a 5% management fee and payment of costs and expenses of operation since October 26, 2004. We have begun working to identify and qualify a new tenant operator for the hospitals. HealthSouth has filed a notice of appeal of the court’s decisions; but HealthSouth's motions for a stay of the court's decisions during the appeal have been denied by both the trial court and the appeals court. During the pendency of these disputes, HealthSouth continued to pay us at the disputed rent amount of $725,000/month, and, on February 3, 2006, HealthSouth paid us an additional $4.6 million which HealthSouth represented to be an amount due from November 1, 2004 to December 31, 2005. We are currently in the process of reviewing HealthSouth's calculations of amounts due to us and we may claim additional amounts. In June 2005, HealthSouth filed a restated Annual Report on Form 10-K for the period ending December 31, 2003. In December 2005, HealthSouth filed late an Annual Report on Form 10-K for the period ending December 31, 2004. The financial and operating data included in HealthSouth’s Form 10-Ks show a substantial negative net worth and a history of substantial operating losses. To date we have been unable to obtain reliable current financial information about the operations of HealthSouth or our hospitals. Accordingly, we do not know if we will be able to collect any additional amounts which the courts may determine to be owed to us by HealthSouth.

(2)	Included in interest and other income for the year ended December 31, 2004 is $1.25 million received in a settlement of litigation with Marriott International, Inc.
(3)

Legal expenses incurred related to the HealthSouth litigation were approximately $600,000 and $1,850,000, respectively, for the quarter and year ended December 31, 2005 and $200,000 and $285,000, respectively, for the quarter and year ended December 31, 2004, and are included in general and administrative expenses.

(4)

In December 2005, we called for redemption $52.5 million of our 7 7/8% senior unsecured notes. The loss on early extinguishment of debt includes a $4.1 million redemption premium and a $1.1 million write off of deferred finance fees and unamortized discount related to these $52.5 million of senior notes. The redemption occurred on January 9, 2006.

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Senior Housing Properties Trust

Funds From Operations

(in thousands, except per share data)

Calculation of Funds From Operations (FFO) (1):

	Quarter Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Income from continuing operations(2)	$10,472	$16,513	$52,774	$55,523
Add: Depreciation expense	11,266	10,286	43,694	39,301
Impairment of assets	1,762	-	1,762	-
Loss on early extinguishment of debt	5,207	-	5,207	-
Less: Deferred percentage rent(3)	(2,402)	(2,409)	-	-
Loss on early extinguishment of debt settled in cash(4)	(4,134)	-	(4,134)	-

FFO	$22,171	$24,390	$99,303	$94,824

Weighted average shares outstanding	69,445	64,311	68,757	63,406

FFO per share	$0.32	$0.38	$1.44	$1.50

Distributions declared	$0.32	$0.32	$1.28	$1.26

(1)

We compute FFO as shown in the calculation above. Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition of FFO because we include deferred percentage rent in FFO as discussed in Note 3 below and we exclude loss on early extinguishment of debt not settled in cash. We consider FFO to be an appropriate measure of performance for a real estate investment trust, or REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and gain or loss on sale of properties, FFO can facilitate comparison of current operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our board of trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future performance.

(2)

Income from continuing operations includes legal expenses incurred related to the HealthSouth litigation of approximately $600,000 and $1,850,000, respectively, for the quarter and year ended December 31, 2005 and $200,000 and $285,000, respectively, for the quarter and year ended December 31, 2004.

(3)

We recognize percentage rental income received during the first, second and third quarters in the fourth quarter. Although recognition of revenue is deferred until the fourth quarter for purposes of calculating net income, the calculation of FFO for the first three quarters includes estimated amounts with respect to those periods. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

(4)	FFO for the quarter and year ended December 31, 2005, include a $4.1 million, or $0.06 per share, loss for the cash premium paid for our redemption of $52.5 million of our 7 7/8% senior notes.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. THESE STATEMENTS REPRESENT OUR PRESENT BELIEFS AND EXPECTATIONS, BUT THEY MAY NOT OCCUR FOR VARIOUS REASONS. FOR EXAMPLE:

•	THIS PRESS RELEASE REPORTS DECISIONS BY A MASSACHUSETTS TRIAL COURT THAT OUR TERMINATION OF HEALTHSOUTH’S LEASE OF TWO HOSPITALS WAS PROPER, HEALTHSOUTH

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IS TO COOPERATE WITH US IN LICENSING A NEW TENANT AND HEALTHSOUTH IS TO PAY US THE NET PATIENT REVENUES, LESS A MANAGEMENT FEE AND OPERATION COSTS, SINCE OCTOBER 26, 2004. HEALTHSOUTH HAS FILED A NOTICE OF APPEAL OF THESE DECISIONS AND HEALTHSOUTH'S APPEAL MAY BE SUCCESSFUL.

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THIS PRESS RELEASE STATES THAT THE COURT HAS ORDERED HEALTHSOUTH TO CONTINUE OPERATIONS OF THE HOSPITALS DURING THE PERIOD OF TRANSITION TO A NEW TENANT. HEALTHSOUTH MAY BE UNWILLING OR UNABLE TO CONTINUE ITS OPERATIONS. IN SUCH CIRCUMSTANCES, WE MAY SEEK DAMAGES FROM HEALTHSOUTH AND TO CONTINUE THE HOSPITALS' OPERATIONS WITH APPROPRIATE REGULATORY APPROVALS, BUT WE MAY BE UNABLE TO COLLECT SUCH DAMAGES FROM HEALTHSOUTH OR TO CONTINUE THE HOSPITALS' OPERATIONS.

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THIS PRESS RELEASE REFERS TO A SECOND LITIGATION IN WHICH WE ARE SEEKING TO COLLECT INCREASED RENT FROM HEALTHSOUTH SINCE JANUARY 2002. THE FACT THAT WE HAVE RECEIVED A FAVORABLE RULING IN A SEPARATE LITIGATION MAY IMPLY THAT WE WILL ALSO SUCCEED IN THIS INCREASED RENT LITIGATION. HOWEVER, THE ISSUES IN THESE TWO LITIGATIONS ARE SOMEWHAT DIFFERENT. ALSO, THESE TWO CASES ARE PENDING IN DIFFERENT COURTS. WE BELIEVE ALL OF OUR CLAIMS ARE VALID. HOWEVER, NOT ALL OF OUR CLAIMS HAVE BEEN FINALLY DETERMINED AND THE FACT THAT WE HAVE RECEIVED FAVORABLE RULINGS IN ONE CASE DOES NOT MEAN WE WILL SUCCEED IN THE OTHER CASE.

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THE IMPLICATION OF THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE REGARDING OUR LITIGATIONS WITH HEALTHSOUTH MAY BE THAT WE WILL EVENTUALLY RECEIVE MORE INCOME FROM OUR OWNERSHIP OF THE TWO HOSPITALS THAN THE $8.7 MILLION PER YEAR PAID BY HEALTHSOUTH SINCE JANUARY 2002 AND THE $4.6 MILLION WHICH HEALTHSOUTH PAID TO US IN FEBRUARY 2006. HOWEVER, THIS IMPLICATION MAY NOT BE REALIZED FOR MANY DIFFERENT REASONS: HEALTHSOUTH MAY BECOME UNABLE TO PAY THE INCREASED AMOUNTS, IF ANY, DUE TO US. WE MAY BE UNABLE TO IDENTIFY A NEW TENANT FOR THESE HOSPITALS WHO OBTAINS APPROPRIATE LICENSES AND WHO IS WILLING OR ABLE TO PAY INCREASED RENTS. THE FINANCIAL RESULTS OF THE HOSPITALS' OPERATIONS MAY DECLINE AND THIS DECLINE MAY BE MATERIAL. IN FACT, HEALTHSOUTH MAY CEASE PAYING THE $8.7 MILLION PER YEAR WHICH IT HAS HISTORICALLY PAID TO US OR OTHER AMOUNTS DUE TO US UNTIL A NEW TENANT IS INSTALLED AT THE HOSPITALS.

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LITIGATION IS EXPENSIVE. SINCE THE CURRENT LITIGATIONS BETWEEN US AND HEALTHSOUTH BEGAN IN APRIL 2003, WE HAVE SPENT APPROXIMATELY $2.3 MILLION IN LITIGATION COSTS. THE EXPENSE OF THESE LITIGATIONS HAS BEEN SOMEWHAT CONCENTRATED DURING THE PAST 12 MONTHS. WE EXPECT THAT THESE EXPENSES WILL CONTINUE AND MAY INCREASE SO LONG AS THE LITIGATIONS CONTINUE. MOREOVER, WE ARE UNABLE TO PROVIDE ANY PROJECTIONS AS TO WHEN THESE LITIGATIONS MAY END OR THE AMOUNTS OF FUTURE LITIGATION COSTS.

FOR ALL OF THE FOREGOING REASONS YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE. EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, WE DO NOT INTEND TO IMPLY THAT WE WILL RELEASE PUBLICLY THE RESULT OF ANY REVISION TO THE FORWARD LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE.

(END)

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